Exhibit 99.1

CareDx Reports First Quarter 2022 Results
SOUTH SAN FRANCISCO, Calif., May 5, 2022 -- CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™ focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers -- today reported financial results for the first quarter ended March 31, 2022.
Recent Highlights:
•Achieved total revenue of $79.4 million for the three months ended March 31, 2022, increasing 18% year-over-year
•Provided approximately 42,600 AlloSure and AlloMap patient results in the quarter, with March being our highest ever month of testing volume for Heart and Kidney Testing Services
•Showcased scientific leadership with over 25 oral presentations and abstracts at the International Society of Heart and Lung Transplantation including real-world, multi-center, prospective, long-term SHORE data
•Incorporated Tx Access into the AlloCare app to help pre-transplant patients navigate the waitlist process as we digitally connect patients across the patient journey
•Helped ensure that the transplant community receives accurate information about our tests after a jury found that Natera (Nasdaq: NTRA) made false superiority claims in its advertising, and awarded CareDx monetary damages totaling $44.9M
•Announced the availability of XenoSure™ and XenoMap™, the world’s first surveillance solutions for investigational use in xenotransplantation research and post-xenotransplant clinical monitoring

“Our business saw strong momentum coming out of the quarter with March being our highest ever month in Testing Services volume.,” said Reg Seeto, President and Chief Executive Officer of CareDx. “We are proud to lead with innovation, and as a company 100% dedicated to transplant, to be champions of patient care and science and to fight for truth for the transplant community.”
First Quarter 2022 Financial Results
Revenue for the three months ended March 31, 2022 was $79.4 million, an increase of 18% compared with $67.4 million in the first quarter of 2021. Testing services revenue for the first quarter was $66.4 million, compared with $59.3 million in the same period of 2021. Product revenue in the three months ended March 31, 2022 was $6.8 million, compared to $5.8 million in the same period of 2021. Patient and digital solutions revenue for the first quarter of 2022 was $6.2 million, compared to $2.3 million in the same period of 2021.
For the first quarter of 2022, net loss was $19.6 million compared to a net loss of $0.7 million in the same period of 2021. Basic and diluted net loss per share was $0.37 in the first quarter of 2022, compared to basic and diluted net loss per share of $0.01 in the first quarter of 2021.
Non-GAAP net loss was $6.8 million in the first quarter of 2022 compared to a $7.2 million non-GAAP net income in the first quarter of 2021. Diluted non-GAAP net loss per share was $0.13 in the first quarter of 2022, compared to a diluted non-GAAP net income per share of $0.14 in the first quarter of 2021.
Adjusted EBITDA for the first quarter of 2022 was a loss of $5.6 million, compared to an adjusted EBITDA gain of $7.7 million in the first quarter of 2021.

Cash, cash equivalents and marketable securities were $319.2 million as of March 31, 2022.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2022 Guidance
For the full year 2022, CareDx reiterates its revenue expectations in the range of $330 million to $350 million.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, patient and digital solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding CareDx's 2022 revenue. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, general economic and market factors, and global economic and marketplace uncertainties related to the COVID-19 pandemic, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed by CareDx with the SEC on February 24, 2022, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income/(loss), non-GAAP basic and diluted net income/(loss) per share and adjusted EBITDA. We define non-GAAP net income/(loss) and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation; changes in fair value of equity investments, changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Contacts

CareDx, Inc.
Sasha King
Chief Marketing Officer
415-287-2393
sking@CareDx.com

Investor Relations
Ian Cooney
415-722-4563
investor@CareDx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Testing services revenue	$66,444	$59,281
Product revenue	6,788	5,778
Patient and digital solutions revenue	6,184	2,341
Total revenue	79,416	67,400
Operating expenses:
Cost of testing services	17,628	16,483
Cost of product	4,399	3,647
Cost of patient and digital solutions	4,855	1,449
Research and development	21,880	16,004
Sales and marketing	23,148	15,452
General and administrative	26,559	15,223
Total operating expenses	98,469	68,258
Loss from operations	(19,053)	(858)
Other income (expense):
Interest income, net	189	126
Change in estimated fair value of common stock warrant liability	27	27
Other expense, net	(823)	(245)
Total other expense	(607)	(92)
Loss before income taxes	(19,660)	(950)
Income tax benefit	12	263
Net loss	$(19,648)	$(687)
Net loss per share:
Basic	$(0.37)	$(0.01)
Diluted	$(0.37)	$(0.01)
Weighted-average shares used to compute net loss per share:
Basic	53,015,459	51,181,160
Diluted	53,015,459	51,181,160

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$171,892	$348,485
Marketable securities	147,330	—
Accounts receivable	65,320	59,761
Inventory	18,212	17,186
Prepaid and other current assets	8,733	7,928
Total current assets	411,487	433,360
Property and equipment, net	27,564	22,044
Operating leases right-of-use assets	17,122	17,993
Intangible assets, net	48,149	50,195
Goodwill	36,983	36,983
Restricted cash	214	211
Other assets	5,192	5,835
Total assets	$546,711	$566,621
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,605	$13,337
Accrued compensation	11,418	26,042
Accrued and other liabilities	44,897	37,922
Total current liabilities	66,920	77,301
Deferred tax liability	194	415
Common stock warrant liability	112	139
Deferred payments for intangible assets	4,959	5,041
Operating lease liability, less current portion	16,729	17,394
Other liabilities	253	455
Total liabilities	89,167	100,745
Commitments and contingencies
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	865,419	853,683
Accumulated other comprehensive loss	(5,090)	(4,670)
Accumulated deficit	(402,837)	(383,189)
Total stockholders’ equity	457,544	465,876
Total liabilities and stockholders’ equity	$546,711	$566,621

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cost of testing services reconciliation:
GAAP cost of testing services	$17,628	$16,483
Stock-based compensation expense	(19)	(395)
Acquisition related-amortization of purchased intangibles	(329)	(329)
Non-GAAP cost of testing services	$17,280	$15,759
Cost of product reconciliation:
GAAP cost of product	$4,399	$3,647
Stock-based compensation expense	(128)	(76)
Acquisition related-amortization of purchased intangibles	(453)	(465)
Non-GAAP cost of product	$3,818	$3,106
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$4,855	$1,449
Stock-based compensation expense	(192)	(108)
Acquisition related-amortization of purchased intangibles	(236)	(108)
Non-GAAP cost of patient and digital solutions	$4,427	$1,233
Research and development expenses reconciliation:
GAAP research and development expenses	$21,880	$16,004
Stock-based compensation expense	(2,190)	(1,358)
Non-GAAP research and development expenses	$19,690	$14,646
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$23,148	$15,452
Stock-based compensation expense	(3,123)	(1,659)
Acquisition related-amortization of purchased intangibles	(605)	(381)
Non-GAAP sales and marketing expenses	$19,420	$13,412
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$26,559	$15,223
Stock-based compensation expense	(4,982)	(2,951)
Change in estimated fair value of contingent consideration	(64)	44
Acquisition related fees and expenses	(143)	(171)
Non-GAAP general and administrative expenses	$21,370	$12,145
Total other income (expense) reconciliation:
GAAP other expense, net	$(607)	$(92)
Unrealized loss on long-term marketable equity securities	507	—
Change in estimated fair value of common stock warrant liability	(27)	(27)
Accretion of liability	55	80
Non-GAAP other expense, net	$(72)	$(39)
Income tax benefit reconciliation:
GAAP income tax benefit	$12	$263
Tax effect related to amortization of purchased intangibles	(113)	(134)
Non-GAAP income tax (loss) benefit	$(101)	$129

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
GAAP net loss	$(19,648)	$(687)
Stock-based compensation expense	10,634	6,547
Unrealized loss on long-term marketable equity securities	507	—
Acquisition related-amortization of purchased intangibles	1,623	1,283
Acquisition related fees and expenses	143	171
Change in estimated fair value of contingent consideration	64	(44)
Change in estimated fair value of common stock warrant liability	(27)	(27)
Accretion of liability	55	80
Tax effect related to amortization of purchased intangibles	(113)	(134)
Non-GAAP net (loss) income	$(6,762)	$7,189

GAAP basic and diluted net loss per share	$(0.37)	$(0.01)

Non-GAAP basic net (loss) income per share	$(0.13)	$0.14
Non-GAAP diluted net (loss) income per share	$(0.13)	$0.14

Shares used in computing non-GAAP basic net loss/income per share	53,015,459	51,181,160
Shares used in computing non-GAAP diluted net loss/income per share	53,015,459	52,528,894

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Non-GAAP net (loss) income	$(6,762)	$7,189
Interest income	(189)	(126)
Income tax benefit	101	(129)
Depreciation expense	940	587
Other expense, net	261	165
Adjusted EBITDA	$(5,649)	$7,686